EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Runji Cement Inc. (the "Company") for the year ended August 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xiangfei Zeng, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

Date: December 14, 2010	By: /s/ Xiangfei Zeng Xiangfei Zeng Chief Financial Officer